Kinetik Reports Fourth Quarter and Full Year 2025 Financial and Operating Results and Provides 2026 Financial Guidance
HOUSTON and MIDLAND, Texas, February 25, 2026 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended December 31, 2025.

Kinetik reported net income including noncontrolling interest of $416.7 million and $525.9 million for the three and twelve months ended December 31, 2025, respectively. Kinetik generated Adjusted EBITDA1 of $252.1 million and $987.7 million, Distributable Cash Flow1 of $151.7 million and $620.5 million, and Free Cash Flow1 of $(12.0) million and $167.2 million for the three and twelve months ended December 31, 2025, respectively.
Highlights
•Generated record full year Adjusted EBITDA1 of $987.7 million, despite a challenging operating environment and the sale of the Company’s equity interest in EPIC Crude Holdings, LP (“EPIC Crude”)
•Amended gas gathering and processing (“G&P”) agreements with the two largest customers from the legacy Durango Midstream business in New Mexico that extend the terms into the mid-2030s and increase Adjusted EBITDA1 beginning in 2026 with fixed-fee structures, the addition of treating fees, and control of residue gas and natural gas liquids
•Reached final investment decision (“FID”) on the behind-the-meter, gas-fired 40 MW power generation project at the Diamond Cryo facility (“Diamond Cryo”) in Texas
•Issuing full year 2026 Financial Guidance (“2026 Guidance”):
◦Adjusted EBITDA1 guidance of $950 million to $1,050 million, a 7% increase year-over-year at the midpoint2
◦Capital Expenditures3 guidance of $450 million to $510 million (including maintenance)
•Updated the Company’s Capital Allocation framework to prioritize growth-oriented, scale-driven reinvestment while preserving balance sheet flexibility
CEO Commentary
“2025 was a year of challenges and strategic progress for Kinetik as we navigated a difficult operating environment,” said Jamie Welch, Kinetik’s President & Chief Executive Officer.

“Throughout the year, we advanced several core initiatives, including the commercial in-service of the Kings Landing Processing Complex (“Kings Landing”), the ongoing construction of the ECCC Pipeline, the divestiture of our equity interest in EPIC Crude, and continued commercial progress with our significant customer base – further strengthening the long‑term foundation of our business. Despite industry-wide macroeconomic uncertainty, commodity price pressure, and rising operating costs, our extensive asset footprint and strong customer relationships continued to support resilient financial performance.”

“Looking ahead, the capital investments we executed in 2025 provide a solid foundation for Kinetik to build upon in 2026 and beyond. The fourth quarter results were a positive validation of the steps taken to mitigate the impact of wider production shut-ins due to weak Waha gas pricing and showed the capability and resilience of our Delaware Basin system, even with volumes down over 8% versus our expectations. While we expect continued volatility for much of 2026, we anticipate tailwinds from substantial operating leverage across our system and improving natural gas fundamentals for Waha Hub gas prices as approximately 5 Bcf/d of new Permian natural gas takeaway capacity is placed in-service by the end of the first quarter of 2027 – nearly 20% of current Permian natural gas production volumes.”

Beyond 2026, we can see an even more compelling outlook as the full year benefits of several of our natural gas liquids contract expirations, system-wide volume growth, enhanced sour gas treating capabilities, cost optimization initiatives, and improving basis differentials are expected to drive material earnings growth. We remain focused on disciplined capital allocation, operational reliability, and positioning Kinetik to deliver sustained, long-term value creation for our shareholders.”

Financial Highlights

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2025	2025

	(In thousands, except ratios)
Net income including noncontrolling interest	$416,701	$525,928
Adjusted EBITDA[1]	$252,095	$987,704
Midstream Logistics Adjusted EBITDA[1]	$173,082	$635,845
Pipeline Transportation Adjusted EBITDA[1]	$84,030	$370,134
Corporate and Other Adjusted EBITDA[1]	$(5,017)	$(18,275)
Distributable Cash Flow[1]	$151,708	$620,505
Dividend Coverage Ratio[1,4]	1.2x	1.2x
Capital Expenditures[3]	$138,889	$497,118
Free Cash Flow[1]	$(12,016)	$167,167
Net Debt[1,5]		$3,814,249
Leverage Ratio[1,6]		3.8x
Net Debt to Adjusted EBITDA Ratio[1,7]		3.9x
Common stock issued and outstanding[8]		161,639
Other Financial Updates
In the fourth quarter, the Midstream Logistics segment generated Adjusted EBITDA1 of $173.1 million, a 15% increase year-over-year. For the three months ended December 31, 2025, Kinetik processed natural gas volumes of 1.79 Bcf/d, a 3% increase year-over-year. Fourth quarter 2025 results primarily benefited from Gulf Coast marketing gains, partially offset by Waha price-related production shut-ins.

The Pipeline Transportation segment generated Adjusted EBITDA1 of $84.0 million, a 9% decrease year-over-year driven by the divestiture of the Company’s equity interest in EPIC Crude on October 31, 2025.

Distributable Cash Flow1 and Free Cash Flow1 in the fourth quarter were lower as distributions received from Permian Highway Pipeline (“PHP”) were down $31.3 million from the third quarter due in large part to a minor timing change in distribution policy resulting in the fourth quarter distribution being paid at the beginning of January 2026. The timing change in the PHP distribution policy has no other impact or consequence.

The Company repurchased $176.0 million9 of Class A common stock in 2025 under the existing Repurchase Program, of which $3.5 million was repurchased during the fourth quarter of 2025.
2026 Outlook & Guidance
Kinetik estimates full year 2026 Adjusted EBITDA1 to be between $950 million and $1,050 million. The midpoint of guidance assumes:
•High single-digit percentage growth year-over-year in gas processed volumes across the system, after accounting for expected Waha price-related production shut-ins;
•ECCC Pipeline in-service during the second quarter of 2026;
•Kings Landing acid gas injection (“AGI”) and sour conversion project in-service by year-end 2026; and
•2026 average annual commodity prices10 of $61.58 per barrel for WTI, $3.34 per Mmbtu for Houston Ship Channel natural gas, $0.44 per Mmbtu for Waha Hub natural gas, and $0.52 per gallon for composite natural gas liquids.

Key factors that could drive meaningful variability within the Adjusted EBITDA1 guidance range include (i) significant changes in commodity prices, (ii) elevated or fewer price-related production shut-ins, (iii) producer development delays or accelerations resulting from commodity price conditions, and (iv) changes in the completion timing of certain strategic projects.

Kinetik estimates 2026 Capital Expenditures3 (including maintenance) to be between $450 million and $510 million. Guidance assumes:
•Approximately 70% of Capital Expenditures3 is to be spent in New Mexico, which reflects the Company’s rich opportunity set;
•The in-service of the ECCC Pipeline, the Kings Landing AGI and sour conversion project, and expansion of its low- and high-pressure gathering system in Eddy and Lea Counties; and
•Optimization projects in Texas that increase processing capacity across several Delaware South complexes, as well as construction of the behind-the-meter gas-fired power generation project at Diamond Cryo.
Capital Allocation Framework
Kinetik is committed to a growth-oriented, scale-driven capital allocation framework that prioritizes long-term value creation while maintaining financial resilience across market cycles. The Company intends to operate within a targeted Leverage Ratio1,6 range of 3.5x to 4.0x, while preserving ample liquidity to enable disciplined, value-accretive capital deployment.

Capital allocation decisions and incremental capital returns will be evaluated across three primary levers including organic growth, dividend increases, and share repurchases:
•Organic growth: Prioritize projects with mid-teens or stronger unlevered returns that expand system scale and position the Company for attractive near- and long-term growth
•Dividend increases: Target 3% to 5% annual increases until Dividend Coverage1,4 of 1.6x or higher is achieved, at which time the annual dividend is expected to grow in-line with earnings growth
•Share repurchases: Opportunistic and highly accretive to per-share metrics and central to longer term incremental returns

Each lever will compete for capital based on its ability to deliver meaningful, sustainable shareholder value.
Strategic Projects & Commercial Update
Kinetik continues to make significant progress across the Delaware North footprint, highlighted by the successful completion of contract amendments with two of its largest customers. Collectively, the amended contracts increase Adjusted EBITDA1 beginning in 2026, enhance cash flow visibility, strengthen long‑term customer alignment, and position the Company to grow alongside these producers over the next decade as development increasingly shifts toward more sour gas benches.
Following the recent FID, Kinetik is progressing construction of the AGI and sour conversion project at Kings Landing. The project will enable the Company to handle elevated levels of H₂S and CO₂ across all three Delaware North processing complexes. The Company continues to work closely with the Bureau of Land Management and the New Mexico Oil Conservation Division to expedite any remaining permitting requirements. The project remains on schedule with in‑service anticipated by year-end 2026.

Construction continues to progress on the ECCC Pipeline, which will connect the western portion of Kinetik’s system North to South between Eddy and Culberson counties. The project remains on track for in-service during the second quarter of 2026.

In Delaware South, the Company advanced its wholly-owned behind-the-meter power generation project at Diamond Cryo with the purchase of a 40 MW gas turbine. Regulatory and engineering site work is underway, and the project requires less than $25 million in total capital and is targeted for in-service in late 2026. This solution is scalable and can be replicated across additional processing facilities within Kinetik’s footprint.

In February 2026, Kinetik began a pilot engagement with Palantir to evaluate opportunities to enhance decision-making support, integrate real‑time profitability analytics, and improve planning across the Company’s Delaware Basin footprint. This work supports a broader strategy to leverage data and technology to drive efficiency, reliability, and value creation.
Conference Call & Webcast
Kinetik will host its fourth quarter 2025 results conference call on February 26, 2026 at 8:00 am Central Time (9:00 am Eastern Time). To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will be available on the website following the call.

Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Investor Contact
Alex Durkee
(713) 574-4743
investors@kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, outlooks, guidance or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, technology adoption, portfolio monetization opportunities, growth, expansion, cost reduction and other capital projects and the timing and cost thereof, future operations, and financial guidance, growth opportunities, the amount and timing of future shareholder returns, the Company’s projected dividend amounts and the timing thereof, and the Company’s targeted leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this new release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. 2025 Adjusted EBITDA, excluding actual Adjusted EBITDA contributions from EPIC Crude.
3.Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
4.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
5.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.
6.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
7.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
8. 161.6 million shares, issued and outstanding shares as of December 31, 2025, is the sum of 64.1 million shares of Class A common stock and 97.6 million shares of Class C common stock.
9.Aggregate Dollar value of Kinetik Class A common stock repurchased as of December 31, 2025.
10.Market forward pricing as of February 13, 2026.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

	(In thousands, except per share data)
Operating revenues:
Service revenue	$101,578	$106,290	$445,496	$408,000
Product revenue	325,525	275,894	1,307,228	1,062,986
Other revenue	3,316	3,532	11,665	11,943
Total operating revenues	430,419	385,716	1,764,389	1,482,929
Operating costs and expenses:
Costs of sales (excluding depreciation and amortization)(1)	170,496	175,832	785,948	620,618
Operating expenses	63,617	52,692	271,402	195,970
Ad valorem taxes	8,402	6,314	28,851	24,714
General and administrative expenses	38,684	39,311	130,616	134,157
Depreciation and amortization expenses	100,800	87,947	382,645	324,197
Loss (gain) on disposal of assets, net	23	(50)	8	4,040
Total operating costs and expenses	382,022	362,046	1,599,470	1,303,696
Operating income	48,397	23,670	164,919	179,233
Other income (expense):
Interest and other income	163	530	3,983	2,802
Loss on debt extinguishment	—	(35)	(635)	(525)
Gain on sale of equity method investment	415,409	—	415,409	89,802
Interest expense	(59,422)	(49,690)	(233,371)	(217,235)
Equity in earnings of unconsolidated affiliates	51,879	43,523	226,351	213,191
Total other income (expense), net	408,029	(5,672)	411,737	88,035
Income before income taxes	456,426	17,998	576,656	267,268
Income tax expense	39,725	1,774	50,728	23,035
Net income including noncontrolling interest	416,701	16,224	525,928	244,233
Net income attributable to Common Unit limited partners	273,481	10,715	347,668	164,219
Net income attributable to holders of Class A Common Stock	$143,220	$5,509	$178,260	$80,014

Net income attributable to holders of Class A Common Stock
Basic	$2.18	$0.01	$2.66	$1.03
Diluted	$2.16	$0.01	$2.63	$1.02

Weighted-average shares
Basic	64,057	59,783	61,962	59,284
Diluted	64,613	60,551	62,665	60,115
(1)Cost of sales (excluding depreciation and amortization) is net of gas service revenues totaling $91.5 million and $60.4 million for the three months ended December 31, 2025 and 2024, respectively, and $315.6 million and $219.7 million for the years ended December 31, 2025 and 2024, respectively, for certain volumes, where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		For The Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$416,701	$16,224	$525,928	$244,233
Add back:
Interest expense	59,422	49,690	233,371	217,235
Income tax expense	39,725	1,774	50,728	23,035
Depreciation and amortization expenses	100,800	87,947	382,645	324,197
Amortization of contract costs	1,740	1,656	6,794	6,621
Proportionate EMI EBITDA	76,103	84,113	339,448	346,666
Share-based compensation	18,040	23,669	62,617	76,536
Loss (gain) on disposal of assets, net	23	(50)	8	4,040
Loss on debt extinguishment	—	35	635	525
Commodity hedging unrealized (gain) loss	(5,740)	12,722	(18,871)	10,788
Contingent liabilities fair value adjustment	(510)	(1,200)	5,190	200
Integration costs	2,337	735	14,958	5,826
Acquisition/divestiture transaction costs	(562)	558	275	4,096
Litigation costs	10,566	2,666	19,708	$6,074
Other one-time costs or amortization	974	988	7,540	6,027
Deduct:
Other interest income	236	530	1,510	1,988
Gain (loss) on sale of equity method investment	415,409	—	415,409	89,802
Equity income from unconsolidated affiliates	51,879	43,523	226,351	213,191
Adjusted EBITDA(1) (non-GAAP)	$252,095	$237,474	$987,704	$971,118

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$252,095	$237,474	$987,704	$971,118
Proportionate EBITDA from unconsolidated affiliates	(76,103)	(84,113)	(339,448)	(346,666)
Returns on invested capital from unconsolidated affiliates	40,798	66,322	246,002	289,992
Interest expense	(59,422)	(49,690)	(233,371)	(217,235)
Unrealized loss (gain) on interest rate swaps	61	(3,102)	(571)	(333)
Maintenance capital expenditures	(5,721)	(11,451)	(39,811)	(39,862)
Distributable cash flow (non-GAAP)	$151,708	$155,440	$620,505	$657,014

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$151,708	$155,440	$620,505	$657,014
Cash interest adjustment	(28,552)	(25,042)	17,875	(27,036)
Realized gain on interest rate swaps	202	1,251	608	13,149
Growth capital expenditures	(132,511)	(97,437)	(475,346)	(227,690)
Capitalized interest	(2,206)	(3,436)	(14,514)	(8,321)
Investments in unconsolidated affiliates	—	—	(1,206)	(3,273)
Returns of invested capital from unconsolidated affiliates	—	1,270	2,853	4,059
Contributions in aid of construction	(657)	433	16,392	2,231
Free cash flow (non-GAAP)	$(12,016)	$32,479	$167,167	$410,133

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	For The Year Ended December 31,
	2025	2024

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$604,120	$637,346
Net changes in operating assets and liabilities	23,026	43,401
Interest expense	233,371	217,235
Amortization of deferred financing costs	(7,869)	(7,438)
Current income tax expense	68	3,532
Returns on invested capital from unconsolidated affiliates	(246,002)	(289,992)
Proportionate EBITDA from unconsolidated affiliates	339,448	346,666
Derivative fair value adjustment and settlement	19,442	(10,455)
Commodity hedging unrealized (gain) loss	(18,871)	10,788
Interest income	(1,510)	(1,988)
Integration costs	14,958	5,826
Acquisition/divestiture transaction costs	275	4,096
Litigation costs	19,708	6,074
Other one-time cost or amortization	7,540	6,027
Adjusted EBITDA(1) (non-GAAP)	$987,704	$971,118

	December 31,	September 30,	June 30,	March 31,
	2025	2025	2025	2025

	(In thousands)
Net Debt(4)
Short-term debt	$165,200	$178,600	$189,300	$148,800
Long-term debt, net	3,627,720	3,956,330	3,736,972	3,568,457
Plus: Debt issuance costs, net	25,280	26,670	28,028	26,543
Total debt	3,818,200	4,161,600	3,954,300	3,743,800
Less: Cash and cash equivalents	3,951	7,737	10,733	8,845
Net debt (non-GAAP)	$3,814,249	$4,153,863	$3,943,567	$3,734,955
(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs, litigation costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate swaps and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RESULTS OF OPERATIONS BY SEGMENT
The following tables present the Segment Adjusted EBITDA of the Company’s reportable segments and reconciliations of the segment profits to consolidated income before income tax expenses for the three and twelve months ended December 31, 2025 and 2024:

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Quarter Ended December 31, 2025	(In thousands)
Revenue	$424,712	$2,391	$—	$—	$427,103
Other revenue	3,314	2	—	—	3,316
Intersegment revenue(2)	—	6,941	—	(6,941)	—
Total segment operating revenue	428,026	9,334	—	(6,941)	430,419
Costs of sales (excluding depreciation and amortization expenses)	(169,990)	(506)	—	—	(170,496)
Intersegment costs of sales	(6,941)	—	—	6,941	—
Operating expenses(3)	(71,338)	(681)	—	—	(72,019)
General and administrative expenses	(5,148)	(220)	(33,316)	—	(38,684)
Proportionate EMI EBITDA	—	76,103	—	—	76,103
Other segment items(4)	(1,527)	—	28,299	—	26,772
Segment Adjusted EBITDA(5)	$173,082	$84,030	$(5,017)	$—	$252,095

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment Adjusted EBITDA(5)	$173,082	$84,030	$(5,017)	$—	$252,095
Add back:
Other interest income	—	—	236	—	236
Gain on sale of equity method investment	—	415,409	—	—	415,409
Commodity hedging unrealized gain	5,740	—	—	—	5,740
Equity income from unconsolidated affiliates	—	51,879	—	—	51,879
Deduct:
Interest expense	42	—	59,380	—	59,422
Depreciation and amortization expenses	98,484	2,310	6	—	100,800
Contract assets amortization	1,740	—	—	—	1,740
Proportionate EMI EBITDA	—	76,103	—	—	76,103
Share-based compensation	—	—	18,040	—	18,040
Loss on disposal of assets, net	23	—	—	—	23
Contingent liabilities fair value adjustment	(510)	—	—	—	(510)
Integration costs	2,170	—	167	—	2,337
Acquisition / divestiture transaction costs	—	—	(562)	—	(562)
Litigation costs	—	—	10,566	—	10,566
Other one-time costs or amortization	886	—	88	—	974
Income (loss) before income taxes	$75,987	$472,905	$(92,466)	$—	$456,426

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Quarter Ended December 31, 2024	(In thousands)
Revenue	$379,662	$2,522	$—	$—	$382,184
Other revenue	3,530	2	—	—	3,532
Intersegment revenue(2)	—	6,811	—	(6,811)	—
Total segment operating revenue	383,192	9,335	—	(6,811)	385,716
Costs of sales (excluding depreciation and amortization expenses)	(175,850)	18	—	—	(175,832)
Intersegment costs of sales	(6,811)	—	—	6,811	—
Operating expenses(3)	(58,325)	(681)	—	—	(59,006)
General and administrative expenses	(5,855)	(427)	(33,029)	—	(39,311)
Proportionate EMI EBITDA	—	84,113	—	—	84,113
Other segment items(4)	14,368	—	27,426	—	41,794
Segment Adjusted EBITDA(5)	$150,719	$92,358	$(5,603)	$—	$237,474

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA	$150,719	$92,358	$(5,603)	$—	$237,474
Add back:
Other interest income	—	—	530	—	530
Gain on disposal of assets	50	—	—	—	50
Equity income from unconsolidated affiliates	—	43,523	—	—	43,523
Deduct:
Interest expense	81	—	49,609	—	49,690
Depreciation and amortization expenses	85,634	2,307	6	—	87,947
Contract assets amortization	1,656	—	—	—	1,656
Proportionate EMI EBITDA	—	84,113	—	—	84,113
Share-based compensation	—	—	23,669	—	23,669
Commodity hedging unrealized loss	12,722	—	—	—	12,722
Loss on debt extinguishment	—	35	—	—	35
Contingent liabilities fair value adjustment	(1,200)	—	—	—	(1,200)
Integration costs	318	—	417	—	735
Acquisition / divestiture transaction costs	—	—	558	—	558
Litigation costs	—	—	2,666	—	2,666
Other one-time costs or amortization	871	—	117	—	988
Income (loss) before income taxes	$50,687	$49,426	$(82,115)	$—	$17,998

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Year Ended December 31, 2025	(In thousands)
Revenue	$1,743,171	$9,553	$—	$—	$1,752,724
Other revenue	11,657	8	—	—	11,665
Intersegment revenue(2)	—	25,212	—	(25,212)	—
Total segment operating revenue	1,754,828	34,773	—	(25,212)	1,764,389
Costs of sales (excluding depreciation and amortization expenses)	(785,615)	(333)	—	—	(785,948)
Intersegment costs of sales	(25,212)	—	—	25,212	—
Operating expenses(3)	(297,621)	(2,632)	—	—	(300,253)
General and administrative expenses	(23,878)	(1,122)	(105,616)	—	(130,616)
Proportionate EMI EBITDA	—	339,448	—	—	339,448
Other segment items(4)	13,343	—	87,341	—	100,684
Segment Adjusted EBITDA(5)	$635,845	$370,134	$(18,275)	$—	$987,704

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment Adjusted EBITDA(5)	$635,845	$370,134	$(18,275)	$—	$987,704
Add back:
Other interest income	—	—	1,510	—	1,510
Commodity hedging unrealized gain	18,871	—	—	—	18,871
Gain on sale of equity method investment	—	415,409	—	—	415,409
Equity income from unconsolidated affiliates	—	226,351	—	—	226,351
Deduct:
Interest expense	138	—	233,233	—	233,371
Depreciation and amortization expenses	373,388	9,234	23	—	382,645
Contract assets amortization	6,794	—	—	—	6,794
Proportionate EMI EBITDA	—	339,448	—	—	339,448
Share-based compensation	—	—	62,617	—	62,617
Loss on disposal of assets, net	8	—	—	—	8
Loss on debt extinguishment	—	—	635	—	635
Contingent liabilities fair value adjustment	5,190	—	—	—	5,190
Integration costs	13,169	—	1,789	—	14,958
Acquisition / divestiture transaction costs	—	—	275	—	275
Litigation costs	—	—	19,708	—	19,708
Other one-time costs and amortization	4,588	—	2,952	—	7,540
Income (loss) before income taxes	$251,441	$663,212	$(337,997)	$—	$576,656

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the year ended December 31, 2024	(In thousands)
Revenue	$1,461,898	$9,088	$—	$—	$1,470,986
Other revenue	11,652	291	—	—	11,943
Intersegment revenue(2)	—	26,099	—	(26,099)	—
Total segment operating revenue	1,473,550	35,478	—	(26,099)	1,482,929
Costs of sales (excluding depreciation and amortization expenses)	(620,617)	(1)	—	—	(620,618)
Intersegment costs of sales	(26,099)	—	—	26,099	—
Operating expenses(3)	(217,780)	(2,904)	—	—	(220,684)
General and administrative expenses	(19,623)	(1,689)	(112,845)	—	(134,157)
Proportionate EMI EBITDA	—	346,666	—	—	346,666
Other segment items(4)	25,452	—	91,530	—	116,982
Segment Adjusted EBITDA(5)	$614,883	$377,550	$(21,315)	$—	$971,118

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment Adjusted EBITDA(5)	$614,883	$377,550	$(21,315)	$—	$971,118
Add back:
Other interest income	—	—	1,988	—	1,988
Gain on sale of equity method investment	—	89,802	—	—	89,802
Equity in earnings of unconsolidated affiliates	—	213,191	—	—	213,191
Deduct:
Interest expense	81	—	217,154	—	217,235
Depreciation and amortization expenses	314,970	9,204	23	—	324,197
Contract assets amortization	6,621	—	—	—	6,621
Proportionate EMI EBITDA	—	346,666	—	—	346,666
Share-based compensation	—	—	76,536	—	76,536
Loss on disposal of assets, net	4,040	—	—	—	4,040
Commodity hedging unrealized loss	10,788	—	—	—	10,788
Loss on debt extinguishment	—	—	525	—	525
Contingent liabilities fair value adjustment	200	—	—	—	200
Integration costs	2,110	—	3,716	—	5,826
Acquisition / divestiture transaction costs	—	—	4,096	—	4,096
Litigation costs	229	—	5,845	—	6,074
Other one-time costs or amortization	4,690	—	1,337	—	6,027
Income (loss) before income taxes	$271,154	$324,673	$(328,559)	$—	$267,268
(1)Corporate and Other represents those results that: (i) are not specifically attributable to an operating segment; (ii) are not individually reportable or (iii) have not been allocated to a reportable segment for the purpose of evaluating their performance, including certain general and administrative expense items. Items included here to reconcile operating segments’ profit and loss with the Company’s consolidated profit and loss.
(2)The Company accounts for intersegment sales at market prices, while it accounts for asset transfers at book value. Intersegment revenue is eliminated at consolidation.
(3)Operating expenses includes ad valorem taxes.
(4)Other segment items include certain other income items, share-based compensation, adjustments related to amortization of contract costs, fair value adjustments to contingent liabilities, commodity hedging unrealized gain or loss, integration costs, acquisition/divestiture costs, litigation costs and other one-time costs or amortization.
(5)Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs, litigation costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.